Exhibit 99.1

Worldwide Energy and Manufacturing USA Provides Second Quarter 2010 Corporate Update

SOUTH SAN FRANCISCO, Calif. and SHANGHAI, China -- (MARKET WIRE) – June 16, 2010 -- Worldwide Energy and Manufacturing USA, Inc. (OTCBB: WEMU) (“Worldwide Energy” or “the Company”), a U.S.-based China manufacturing company specializing in products for customers in the solar energy, aerospace, wireless telecommunications, medical equipment and automotive industries, today provided a corporate update for the second quarter ending June 30, 2010.

•	Second quarter revenues are expected to exceed $30 million, an approximate 200% increase compared to the same period a year ago.

•	Positive forward-looking guidance will be provided for the fiscal year 2010 when the company releases its second quarter earnings in August.

•	The Company’s backlog has increased over the last 90 days, and the Company is enthusiastic about the current run rate being recognized in the business model.

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Sales into the United Kingdom are anticipated to be up more than 500% in the second quarter of 2010, as compared to the same period a year ago. The anticipated increase is attributed to the Company’s earlier achievement of the Microgeneration Certification Scheme (MCS) certification, an internationally recognized quality assurance standard for sustainable-energy technologies. Since earning MCS certification on December 12, 2009, Worldwide Energy has received more than 20 business inquiries from customers in the UK.

•	In May, the Company signed a contract with an Italian client for 17.5MW of AS-60-230w solar modules, valued at approximately $35 million.

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Worldwide Energy was recently very well received as it promoted its Amerisolar product line with a booth at Intersolar Europe, the world’s largest exhibition for the solar energy industry, held June 9-11 in Munich. The exhibition allowed global clients to meet with Worldwide Energy representatives to learn more about the Company’s products.

Commenting on today’s news, Chief Executive Officer Jimmy Wang stated, “It is with great pleasure that we provide our shareholders with such a positive quarterly update. The numbers we provided to the marketplace in the first quarter as well as the anticipated revenue numbers for our second quarter are outperforming the expectations that we previously held for the Company internally. The Company will keep shareholders well informed of any new developments and will release new positive forward-looking guidance when the second quarter financials are released in August 2010. At this point, we fully anticipate a record year for the Company and we remain very confident in our business model for the foreseeable future. We look forward to sharing any additional information with our shareholders as it becomes available.”

About Worldwide Energy and Manufacturing USA

Worldwide Energy and Manufacturing USA, Inc. (http://www.wwmusa.com), headquartered in South San Francisco, California, is a 16-year-old engineering-oriented firm specializing in photovoltaic (PV) panel, mechanical, electronics and fiber optic products manufacturing. The company's worldwide customer base includes the industries of solar energy, wireless telecommunications, aerospace, automobiles and medical equipment. Subsidiaries include Shanghai Intech Electro Mechanical Products Co. Ltd., Shanghai Intech Electronics Manufacturing Co. Ltd. and Shanghai Intech Precision Mechanical Products Manufacturing Co. Ltd., located in Shanghai, China.

Forward-looking statements:

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and the Company’s performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Contact:

At the company:

Worldwide Energy and Manufacturing USA
Jimmy Wang
650-794-9888, Ext. 221
jimmyw@wwmusa.com
http://www.wwmusa.com

Investor relations:

Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104
info@redchip.com
http://www.RedChip.com

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SOURCE:  Worldwide Energy and Manufacturing USA, Inc